Exhibit 99.1

Arcellx Provides Third Quarter 2023 Financial Results and Business Highlights

-- Recently released ASH abstract for the company’s Phase 1 CART-ddBCMA trial demonstrated that median duration of response, progression free survival, and overall survival not reached with median follow-up of 22 months after CART-ddBCMA infusion --

-- Company to present new patient data from its Phase 1 CART-ddBCMA trial during an oral presentation with a median follow-up of 26.5 months at the 65th ASH Annual Meeting in December --

REDWOOD CITY, Calif., November 13, 2023 /PRNewswire/ -- Arcellx, Inc. (NASDAQ: ACLX), a biotechnology company reimagining cell therapy through the development of innovative immunotherapies for patients with cancer and other incurable diseases, today reported financial results for the third quarter ended September 30, 2023 and provided recent business highlights.

“We are excited to have announced our upcoming oral presentation at ASH in December. As published in our recently released ASH abstract, median duration of response, progression free survival and overall survival were not reached in patients with a median follow-up of 22 months after infusion of CART-ddBCMA. Additionally, CART-ddBCMA continues to be well-tolerated at the time of the June 2, 2023 data cut with no observed delayed neurotoxicities or parkinsonian symptoms at the median follow-up of 22 months,” said Rami Elghandour, Arcellx’s Chairman and Chief Executive Officer. “We look forward to presenting data from this study with a median follow-up of 26.5 months for patients during an oral presentation at ASH. We continue to believe in the best-in-class potential for CART-ddBCMA for patients suffering from relapsed or refractory multiple myeloma based on the safety and efficacy profile. Additionally, we are excited to have resumed enrollment in our iMMagine-1 study as we continue to advance the program towards commercial availability.”

Recent Business Progress

Announced oral presentation, a medical affairs booth, and an investor live webcast at the 65th ASH Annual Meeting and Exposition. On November 2, 2023 Arcellx announced that new clinical data from its CART-ddBCMA Phase 1 trial in patients with relapsed or refractory multiple myeloma will be presented during an oral presentation at the 65th American Society of Hematology (ASH) Annual Meeting and Exposition taking place December 9-12, 2023 in San Diego, California. The data in the ASH abstract is from a June 2, 2023 data cut. The oral presentation at ASH will include new data with median follow-up of 26.5 months and will be presented during an oral presentation on Monday, December 11, 2023 at 5 p.m. PT during the Cellular Immunotherapies: Early Phase and Investigational Therapies: CAR-T Cell Therapies for Multiple Myeloma and B Cell Lymphomas.

The company will also have a medical affairs booth (#748) in Hall E of the San Diego Convention Center and will also host a live webcast event with an expert panel of clinicians to discuss the clinical results on Monday, December 11, 2023, at 8 p.m. PT. The event will be accessible from Arcellx's website at www.arcellx.com in the Investors section. A replay of the webcast will be archived and available for 30 days following the event.

Third Quarter 2023 Financial Highlights

Cash, cash equivalents, and marketable securities:
As of September 30, 2023, Arcellx had cash, cash equivalents, and marketable securities of $482.7 million. Arcellx anticipates that its cash, cash equivalents, and marketable securities will fund its operations into 2026.

Collaboration revenue:
Collaboration revenue was $15.0 million and zero for the quarters ended September 30, 2023 and 2022, respectively. The revenue results for the three months ended September 30, 2023 is from the recognition of research and development performed under the arrangement described in the recent license and collaboration agreement with Kite Pharma, Inc. (Kite).

R&D expenses:
Research and development expenses were $43.8 million and $83.5 million for the quarters ended September 30, 2023 and 2022, respectively, a decrease of $39.7 million. This decrease between periods was driven by the accounting treatment for our Lonza manufacturing services agreement, which resulted in a non-cash expense in both quarters ended September 30, 2023 and 2022 for the related right of use assets associated with the embedded lease which was determined to have no alternative future use.

G&A expenses:
General and administrative expenses were $16.0 million and $10.4 million for the quarters ended September 30, 2023 and 2022, respectively, an increase of $5.6 million. This increase was driven primarily by personnel and professional fees.

Net loss:
Net loss was $39.3 million and $92.9 million for the quarters ended September 30, 2023 and 2022, respectively.

About Arcellx, Inc.
Arcellx, Inc. is a clinical-stage biotechnology company reimagining cell therapy by engineering innovative immunotherapies for patients with cancer and other incurable diseases. Arcellx believes that cell therapies are one of the forward pillars of medicine and Arcellx's mission is to advance humanity by developing cell therapies that are safer, more effective, and more broadly accessible. Arcellx's lead product candidate, CART-ddBCMA, is being developed for the treatment of relapsed or refractory multiple myeloma (rrMM) in a Phase 2 pivotal trial. CART-ddBCMA has been granted Fast Track, Orphan Drug, and Regenerative Medicine Advanced Therapy designations by the U.S. Food and Drug Administration.

Arcellx is also advancing its dosable and controllable CAR-T therapy, ARC-SparX, through two clinical-stage programs: a Phase 1 study of ACLX-001 for rrMM, initiated in the second quarter of 2022; and ACLX-002 in relapsed or refractory acute myeloid leukemia and high-risk myelodysplastic syndrome, initiated in the fourth quarter of 2022. For more information on Arcellx, please visit www.arcellx.com. Follow Arcellx on X (formerly Twitter, @arcellx) and LinkedIn.

About Arcellx and Kite Pharma Collaboration

Arcellx and Kite, a Gilead Company, formed a global strategic collaboration to co-develop and co-commercialize Arcellx’s CART-ddBCMA candidate for the treatment of patients with relapsed or refractory multiple myeloma currently in a pivotal Phase 2 study. Kite and Arcellx will jointly advance and commercialize the CART-ddBCMA asset in the United States, and Kite will commercialize the product outside the U.S.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that are not purely historical are forward-looking statements, including, without limitation, Arcellx's plans for the clinical development of its product candidates, including anticipated announcements of additional data; the best-in-class potential of CART-ddBCMA for patients suffering from rrMM based on the safety and efficacy profile; Arcellx and Kite’s plans to advance and commercialize CART-ddBCMA; and the sufficiency of cash, cash equivalents and marketable securities and its ability to fund operations through certain regulatory milestones and timelines. The forward-looking statements contained herein are based upon Arcellx's current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including risks that may be found in the section entitled Part II, Item 1A (Risk Factors) in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the Securities and Exchange Commission (SEC) on or about the date hereof, and the other documents that Arcellx may file from time to time with the SEC. These forward-looking statements are made as of the date of this press release, and Arcellx assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Myesha Lacy

Arcellx, Inc.

510-418-2412

Media Contact

Andrea Cohen
Sam Brown Inc.
andreacohen@sambrown.com
917-209-7163

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